EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Linda's Diversified Holdings Inc.
Cranford, New Jersey






We hereby consent to the incorporation by reference in this Registration Statement of Linda's Diversified Holdings Inc. (formerly known as Linda's Flame Roasted Chicken Incorporated) on Form S-3 of our report dated February 15, 1996 (except for Note 13 thereof as to which the date is April 11, 1996) with respect to the consolidated financial statements and schedules of Linda's Flame Roasted Chicken Incorporated included in its Annual Report on Form 10-KSB.



ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
July 22, 1996